Exhibit 99.1

FOR IMMEDIATE RELEASE
Wheeler Real Estate Investment Trust, Inc. Schedules 2015 Fourth Quarter Conference Call
for Wednesday, March 9, 2016

Virginia Beach, VA – February 9, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that it will issue its financial results for the 2015 fourth quarter ended December 31, 2015 on Tuesday, March 8, 2016, after close of market.

The Company will discuss these results in a conference call the following morning (Wednesday, March 9, 2016) at 10:00 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free): 877-407-3101
Live Participant Dial In (International): 201-493-6789

The conference call will also be webcast. To listen to the call, please go to the Investor Relations section of Wheeler’s website at www.whlr.us, or click on the following link: http://whlr.equisolvewebcast.com/q4-2015

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088 / robin@whlr.us	(212) 836-9615 / tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Capital Markets	Senior Vice-President

(757) 627-9088 / lnguyen@whlr.us	(212)836-9606 / aprior@equityny.com